Exhibit 10.1

Facility Improvement and Process Validation Agreement

This facility improvement and process validation agreement ("Agreement") is effective this 26th day of August, 2019 ("Effective Date") and is between Duke University, a tax-exempt research and educational institution located in Durham, North Carolina, acting for and on behalf of its School of Medicine (“Duke”), and Cellular Biomedicine Group, Inc. ("Sponsor") a corporation with offices in 1345 Avenue of the Americas, 15th Floor, New York, New York 10105. The parties represented in this Agreement shall be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Duke has established a biological manufacturing facility capable of producing cellular products under current Good Manufacturing Practice regulations (“Core Lab”) to promote and support scientific research and;

WHEREAS, Duke requires facility improvements to provide for greater Core Lab capacity anticipated to be used by Duke in future research funded by Sponsor;

WHEREAS, both Parties desire for such Core Lab to collaborate on a clinical trial of tumor infiltrating lymphocytes (TIL cells) that will be performed at Duke and funded by Sponsor; and

WHEREAS, the facility improvements contemplated by this Agreement are of mutual interest and benefit to Duke and Sponsor and will further the instructional and research objectives of Duke in a manner consistent with its status as a non-profit education and health care institution.

NOW, THEREFORE, the Parties agree as follows:

1.
Duke shall conduct the project described in Exhibit A, attached (the “Project”).

2.
Duke’s Investigator ("Investigator") shall be Joanne Kurtzberg, M.D., who will oversee the Project. If the Investigator is unable to continue to serve and a successor acceptable to both Duke and Sponsor is not available, this Agreement will be terminated in accordance with Article 7.

3.
In consideration of the performance of the Project, and as detailed in the budget included as Exhibit B, Sponsor shall pay Duke a fixed-price total of [***]. Upon submission of an invoice by Duke, Sponsor will pay the full amount within forty-five (45) days of the Effective Date.

4.
Duke’s relationship to Sponsor under this Agreement shall be that of an independent contractor and not an agent, joint venturer, employee, or partner of Sponsor.

5.
The Project will commence of the Effective Date and will terminate upon completion of the Project or twenty-four (24) months from the Effective Date, whichever is sooner (the “Term”). The Parties may extend the Term of this Agreement upon execution of a written amendment to this Agreement.

6.
Confidential information shall mean all information provided by one Party (the “Disclosing Party”) to the other (the “Receiving Party”) that is clearly identified in writing as confidential by the Disclosing Party at the time of disclosure (“Confidential Information”). The Receiving Party agrees to hold the Disclosing Party’s Confidential Information in trust and confidence, using the same care and discretion that the Receiving Party uses with information that it considers confidential. The Receiving Party will not use the Disclosing Party’s Confidential Information for purposes other than those contemplated by this Agreement. The Receiving Party shall not be bound by confidentiality obligations hereunder with respect to the Confidential Information, or any part thereof, that:
(a) is already known to the Receiving Party at the time of the disclosure;
(b) is or becomes publicly known without the wrongful act or breach of this Agreement by the Receiving Party;
(c) is rightfully received by the Receiving Party from a third party on a non-confidential basis;
(d) is approved for release by written authorization of the Disclosing Party; or
(e) is subsequently and independently developed by employees of the Receiving Party without use of or reliance upon the Confidential Information.

Nothing herein shall prevent the Receiving Party from disclosing Confidential Information to the extent required pursuant to a judicial or government request, requirement or order. In such instances, the Receiving Party shall take reasonable steps to provide the Disclosing Party sufficient prior written notice in order for the Disclosing Party to contest such request, requirement or order.

7.
[***] developed by Duke in the performance of the Project (the “Results”) shall be promptly and fully disclosed to Sponsor, and may be used by Sponsor for any legitimate purpose. Duke shall have the right to retain copies of and use all Results for its own research, educational, clinical, and publication purposes subject to the confidentiality and publication review obligations of this Agreement. [***] shall remain the property of Duke whether developed prior to or during the Project. During performance of the Project and performance of a future clinical trial funded by Sponsor, [***] will be implemented and disclosed to Sponsor. [***] To the extent Duke has rights in such [***], Duke grants Sponsor the fully paid-up, non-exclusive, world-wide right to make, have made, use, have used, and sublicense such [***] for any legitimate purpose.

THE RESULTS ARE PROVIDED BY DUKE TO SPONSOR “AS IS”. DUKE MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE RESULTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS.

8.
Sponsor agrees to indemnify, hold harmless, and defend Duke, its officers, employees, and agents against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and non-government, resulting from or arising out of this Agreement; provided, however, that Sponsor shall not be responsible for Duke's gross negligence or willful misconduct. Sponsor shall maintain in force at its sole cost and expense, with reputable insurance companies, insurance of a type and in an amount reasonably sufficient to protect against liability hereunder. Duke shall have the right to request the appropriate certificates of insurance from Sponsor for the purpose of ascertaining the sufficiency of such coverage.

9.
Neither Party will, without the prior written consent of the other Party: (a) use in advertising, publicity or otherwise, the name of any employee or agent, any trade-name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other Party, or (b) represent, either directly or indirectly, that any product or service of the other Party is a product or service of the representing Party or that it is made in accordance with or utilizes the information or documents of the other Party. Notwithstanding the foregoing, Duke may acknowledge the contributions of Sponsor in academic publications prepared in accordance with Article 9 and shall have the right to post Sponsor’s name, the Project name, and the Project period on Duke’s publically accessible lists of research conducted at Duke and as may be required in submissions to funding agencies.

10.
Any notice or other communication required or permitted under this Agreement will be in writing and will be deemed given as of the date it is: (a) delivered by hand, or (b) mailed, postage prepaid, first class, certified mail, return receipt requested, to the Party at the address listed below or subsequently specified in writing, or (c) sent, shipping prepaid, return receipt requested, by national courier service, to the Party at the address listed below or subsequently specified in writing:

As to Duke:	Office of Research Contracts
Duke University,
2200 West Main St. Suite 900,
Durham, N.C. 27705
Attn: Director

As to Company:	Cellular Biomediciane Group, Inc.
1345 Avenue of the Americas, 15th Floor
New York, New York 10105
Chief Legal Officer

11.
Termination
(a)
This Agreement will terminate upon completion of the Project or expiration of the Term, whichever is sooner.

(b)
The Parties agree that the provisions of this Agreement are intended to be interpreted and implemented so as to comply with all applicable laws, governmental rules and regulations; however, if it is determined that any provision of this Agreement is not in such compliance, then the Parties agree to modify that provision or this Agreement so as to be in compliance. If such modification is not possible, or practical, or if the Parties are unable to agree upon the modification to be made, then either Party may immediately terminate this Agreement.

(c)
Either Party may terminate this Agreement upon thirty (30) days written notice i) if the other Party’s breach of this Agreement remains uncured for such thirty (30) day period, or ii) if the Duke Investigator is unable to complete the Project and the Parties are unable to agree upon a successor.

(d)
Either Party may terminate this Agreement immediately if the other Party engages in fraud or illegal conduct during the performance of the Project.

(e)
In the event of early termination, Sponsor will compensate Duke for i) all uncompensated milestones met and ii) portions of each milestone undertaken but not met, on a pro-rated basis, prior to the date of written notice of termination by Sponsor.

(f)
Upon termination for any reason, a Party, at the other Party’s discretion, shall return or destroy all Confidential Information received from the other Party. A Party may retain in its office of counsel one (1) copy of the Disclosing Party’s Confidential Information as record of obligation.

12.
Nonperformance by either Party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers or any other reason where failure to perform is beyond the reasonable control of the non-performing Party. In such event the affected Party, as the case may be, shall promptly notify the other Party of such inability and of the period for which such inability is anticipated to continue. Without limiting the foregoing, the Party subject to such inability shall use reasonable efforts to minimize the duration of any force majeure event.

13.
Any and all provisions of this Agreement which by their nature or effect are required or intended to be observed, kept or performed after termination or expiration of this Agreement will survive the termination or expiration of this Agreement, as the case may be, and remain binding upon and for the benefit of the Parties hereto.

14.
This Agreement and its attached Exhibits represent the entire understanding between the Parties, and supersedes all agreements, express or implied, between the Parties as to its subject matter. Any alteration, modification, or amendment to this Agreement must be in writing and signed by both Parties.

15.
This Agreement is binding upon and will inure to the benefit of the Parties hereto and their respective successors and assigns. This Agreement shall not be assignable in whole or in part by a Party without the prior written consent of the other Party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, Sponsor may assign its rights or obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets or of the Sponsor’s subject matter of this Agreement, without the prior written consent of Duke. Upon completion of such an event, Sponsor will provide Duke with written notification disclosing the name and address of the third party that has assumed Sponsor’s rights and obligations under this Agreement.

16.
This Agreement shall be governed by the laws of the State of North Carolina, without reference to its choice of law provisions. The Parties hereby submit to the jurisdiction of the courts of North Carolina in all matters concerning this Agreement.

      WHEREFORE, the Parties hereto agree:

DUKE UNIVERSITY By: /s/ W. Gavin Foltz Printed Name: W. Gavin Foltz, J.D. Title: Assoc. Dean Office of Research Contracts Date executed: August 26, 2019	CELLULAR BIOMEDICINE GROUP, INC.: By: /s/ Bizuo (Tony) Liu Printed Name: Bizuo (Tony) Liu Title: Chief Executive Officer Date executed: August 27, 2019

EXHIBIT A

Scope of Work

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EXHIBIT B

Budget

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